REDCLIFF
REALTY MANAGEMENT INC.

Anne Yim, R.P.A.
Manager, Lease Administration
Direct Line: (416) 941-1284

VIA COURIER

May 20, 2008

Ms. Kathleen Francis
Executive Assistant
Stockgroup Media Inc.
500 – 750 W. Pender Street
Vancouver, B.C.
V6C 2T7

Dear Kathleen:

Re: Lease for Stockgroup Media Inc.
– Suite 1010, 40 University Avenue, Toronto

Enclosed please find one (1) fully executed copy of the Lease for your records.

Should you have any questions or concerns with the enclosed, please do not hesitate to contact the undersigned.

Sincerely,

REDCLIFF REALTY MANAGEMENT INC.

Anne Yim.

Anne Yim, R.P.A.
Manager, Lease Administration

Encl.

cc: Debra Cassidy, w/encl.

University Equities Inc.

- AND -

STOCKGROUP MEDIA INC.
40 University Ave.
Suite No. 1010
Toronto, Ontario

LEASE OF OFFICE SPACE

LEASE OF OFFICE SPACE

TABLE OF CONTENTS

Page No.

ARTICLE 1.00 DEFINITIONS **1**

1.01 Definitions 1

ARTICLE 2.00 GRANT OF LEASE **2**

2.01 Grant 2
2.02 Quiet Enjoyment 2
2.03 Covenants of Landlord and Tenant 2
2.04 Net Lease 3

ARTICLE 3.00 TERM AND POSSESSION **3**

3.01 Term 3
3.02 Early Occupancy Period 3
3.03 Delayed Possession 3
3.04 Acceptance of Premises 3
3.05 Deposit 3

ARTICLE 4.00 RENT, OPERATING COSTS AND TAXES **4**

4.01 Annual Rent 4
4.02 Operating Costs, Taxes and Utilities 4
4.03 Rental Taxes 4
4.04 Other Charges 4
4.05 Payment of Rent - General 4
4.06 Rent - Adjustment 4
4.07 Payment - Operating Costs and Taxes 4

ARTICLE 5.00 USE OF PREMISES **5**

5.01 Use 5
5.02 Compliance with Laws 5
5.03 Abandonment 5
5.04 Nuisance 5
5.05 Extraordinary Installations 5
5.06 Jeopardy of Insurance 6

ARTICLE 6.00 SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD **6**

6.01 Operation of Building 6
6.02 Services to Premises 6
6.03 Building Services 6
6.04 Maintenance, Repair and Replacement 7
6.05 Additional Services 7
6.06 Alterations by Landlord 8
6.07 Access by Landlord 8
6.08 Energy, Conservation, Safety and Security Policies 8

ARTICLE 7.00 MAINTENANCE, REPAIR, ALTERATIONS AND IMPROVEMENTS BY TENANT **9**

7.01 Condition of Premises 9
7.02 Failure to Maintain Premises 9

7.03 Alterations by Tenant 9
7.04 Telephone and Computer Systems 10
7.05 Liens 11
7.06 Signs 11
7.07 Removal of Leasehold Improvements 12

ARTICLE 8.00 TAXES 12

8.01 Landlord's Taxes 12
8.02 Tenant's Taxes 12
8.03 Right to Contest 12

ARTICLE 9.00 INSURANCE 13

9.01 Landlord's Insurance 13
9.02 Tenant's Insurance 13
9.03 Tenant's Failure To Insure 13

ARTICLE 10.00 INJURY TO PERSON OR PROPERTY 14

10.01 Indemnity by Tenant 14
10.02 Landlord's Liability 14
10.03 Extended Meaning 15

ARTICLE 11.00 ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS 15

11.01 Transfer 15
11.02 Landlord's Consent 16
11.03 Public Corporations 16
11.04 Landlord's Termination Right 16
11.05 Acceptance of Rent 17
11.06 Conditions of Consent 17

ARTICLE 12.00 SURRENDER 18

12.01 Possession 18
12.02 Merger 18
12.03 Payments After Termination 18
12.04 Survival of Obligations 18

ARTICLE 13.00 HOLDING OVER 18

13.01 Month-to-Month Tenancy 18
13.02 General 18

ARTICLE 14.00 RULES AND REGULATIONS 19

14.01 Purpose 19
14.02 Observance 19
14.03 Modification 19
14.04 Non-Compliance 19

ARTICLE 15.00 EXPROPRIATION 19

15.01 Expropriation 19

ARTICLE 16.00 DAMAGE BY FIRE OR OTHER CASUALTY 19

16.01 Limited Damage to Premises 19
16.02 Major Damage to Premises 19
16.03 Abatement 20
16.04 Major Damage to Building 20
16.05 Limitation on Landlord's Liability 20

ARTICLE 17.00 TRANSFERS BY LANDLORD 20

17.01 Sale, Conveyance and Assignment 20
17.02 Effect of Sale, Conveyance or Assignment 20
17.03 Subordination 21
17.04 Attornment 21
17.05 Effect of Attornment 21

ARTICLE 18.00 NOTICES, ACKNOWLEDGEMENTS, AUTHORITIES FOR ACTION 21

18.01 Notices 21
18.02 Acknowledgements 21
18.03 Authorities of Action 22

ARTICLE 19.00 DEFAULT 22

19.01 Interest and Costs 22
19.02 Right of Landlord to Perform Covenants 22
19.03 Events of Default 22
19.04 Waiver of Exemption and Redemption 23
19.05 Payments 24
19.06 Remedies Cumulative 24
19.07 Collateral Rights 24

ARTICLE 20.00 MISCELLANEOUS 24

20.01 Relationship of Parties 24
20.02 Consent Not Unreasonably Withheld 24
20.03 Name of Building 24
20.04 Applicable Law and Construction 24
20.05 Entire Agreement 25
20.06 Registration 25
20.07 Amendment or Modification 25
20.08 Construed Covenants and Severability 25
20.09 Planning Act 25
20.10 No Implied Surrender or Waiver 25
20.11 Application of Payments 26
20.12 Successors Bound 26
20.13 Liability of Landlord 26
20.14 Force Majeure 26

SCHEDULES

SCHEDULE A
SCHEDULE B
SCHEDULE C
SCHEDULE D
1. Option to Extend
2. Landlord's Work
3. Space Plan Allowance
4. Leasehold Allowance

LEASE OF OFFICE SPACE

DATE: May 8, 2008

BETWEEN:

UNIVERSITY EQUITIES INC.

("Landlord")

AND

STOCKGROUP MEDIA INC.

("Tenant")

PREMISES: 40 University Ave., Suite No. 1010, Toronto, Ontario.

LANDLORD AND TENANT, in consideration of the covenants herein contained, hereby agree as follows:

ARTICLE 1.00 DEFINITIONS

1.01 ***Definitions***

In this Lease:

(a) "Annual Rent" means in respect of the following period(s), the following annual amount(s), monthly installment(s) and annual rates calculated on the basis of the Square Feet in the Premises:

Period	Annual Amount	Monthly Installment	Annual Square Foot Rate
During the Term	**$65,110.50**	**$5,425.88**	**$19.50**

(b) "Article" means an article of this Lease.

(c) "Commencement Date" means the first day of the Term.

(d) "Fiscal Year" means the period ending on December 31st (all or part of which falls within the Term) or such other period from time to time determined by Landlord.

(e) "Lease" means this lease, Schedules A, B, C, and D to this Lease, and every properly executed instrument which by its terms amends, modifies or supplements this Lease.

(f) "Leasehold Improvements" means the alterations, fixtures and improvements in or serving the Premises made from time to time by or on behalf of Tenant or any prior occupant of the Premises with the exception only of furniture and equipment not in the nature of fixtures.

(g) "Operating Costs" means amounts payable by Tenant to Landlord under Article 4.02.

(h) "Other Charges" means amounts payable to Landlord under Article 4.04.

(i) "Premises" means the area on the 10th floor of the Building shown hatched on Schedule A and shall extend from the upper surface of the structural sub-floor to the lower surface of the suspended ceiling within the boundaries of the Premises as described in Section 3.00 of Schedule B.

(j) "Prime" means the rate of interest per annum from time to time announced by The Toronto Dominion Bank or its successors and reported to the Bank of Canada as its prime rate for Canadian dollar loans.

(k) "Rent" means the aggregate of all amounts payable by Tenant pursuant to any provision of this Lease except under Article 4.03.

(l) "Rental Taxes" means any tax or duty imposed upon either Landlord or Tenant which is measured by or based in whole or in part directly upon the Rent payable under this Lease or in respect of the rental or rental value of premises under this Lease whether existing at the date hereof or hereafter imposed by any governmental authority including, without limitation, goods and services taxes, value added tax, business transfer tax, sales tax, federal sales tax, excise taxes or duties or any tax similar to the foregoing.

(m) "Rules and Regulations" means the rules and regulations from time to time made by Landlord and consisting as of the Commencement Date of those listed in Schedule C.

(n) "Square Feet in the Premises" means **3,339** square feet.

The rentable area of the Premises includes a Proportionate Share of Common Areas and has been confirmed by the Landlord in accordance with the BOMA ANSI Z65.1 1996 measurement standard. Rent will be calculated based on the actual rentable area.

(o) "Tenant's Proportionate Share" means the amount determined in accordance with Schedule B.

(p) "Term" means the period of time set out in Article 3.01.

Additional defined terms are set out in Schedule B.

ARTICLE 2.00 GRANT OF LEASE

2.01 ***Grant***

Landlord hereby demises and leases the Premises to Tenant, and Tenant hereby leases and accepts the Premises from Landlord, in a "then as is" condition, to have and to hold during the Term, subject to the terms and conditions of this Lease. Landlord hereby grants to Tenant a non-exclusive license throughout the Term subject to control of Landlord and to Landlord's right to alter them in accordance with this Lease to use those parts of the Common Areas providing access to or, in the case of the area above the suspended ceiling to the lower surface of the structural ceiling, servicing the Premises.

2.02 ***Quiet Enjoyment***

If Tenant pays Rent, fully performs all its obligations under this Lease and no event of default on the part of the Tenant hereunder has occurred and is continuing, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without any interruption or interference by Landlord or any person claiming through Landlord.

2.03 ***Covenants of Landlord and Tenant***

Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by Landlord under this Lease. Tenant covenants to pay the Rent when due under this Lease and to observe and perform all of the terms and conditions to be observed and performed by Tenant under this Lease.

2.04 *Net Lease*

Tenant acknowledges and agrees that it is intended that the Lease and the Rent payable hereunder are completely net and carefree to Landlord.

ARTICLE 3.00 TERM AND POSSESSION

3.01 *Term*

Notwithstanding Articles 3.02 and 3.03, the Term of this Lease shall be **for a period of five (5) years** beginning on the **1st day of November, 2008** and ending on the **31st day of October, 2013,** unless terminated earlier as provided in this Lease.

3.02 *Early Occupancy Period*

Provided this Lease has been executed by the Tenant in a form acceptable to the Landlord, the Tenant will be given access to the Premises for the purpose of completing the Tenant's Leasehold Improvements in the Premises and conducting its business (provided the Tenant's Leasehold Improvements have been completed) for a period of three (3) months commencing on August 1, 2008 and expiring on October 31, 2008 (the "Early Occupancy Period"). During the Early Occupancy Period, the Tenant will not be responsible for the payment of Annual Rent, its Proportionate Share of Operating Costs or Taxes but will be bound by all other terms of this Lease including the requirement to pay for any utilities consumed in the Premises.

3.03 *Delayed Possession*

If Landlord is for any reason delayed in delivering possession of the Premises to Tenant on the Commencement Date, then Tenant shall take possession of the Premises on the date when Landlord delivers possession thereof, which date shall be conclusively established by Landlord by notice to Tenant. This Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant. If such delay is not principally caused by or attributable to Tenant, no Rent shall be payable by Tenant for the period prior to the date on which Landlord can so deliver possession of the Premises. If Landlord is for any reason delayed in delivering only part of the Premises, the provisions of this Article shall apply, making necessary changes, to such part.

3.04 *Acceptance of Premises*

Taking possession of all or any part of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises or such part thereof are in satisfactory condition.

3.05 *Deposit*

The Landlord acknowledges the receipt of the following deposits from the Tenant:

(a) **a rental deposit in the amount of Eleven Thousand, Two Hundred, Sixty-two Dollars and Eighty-seven Cents ($11,262.87), inclusive of GST, which shall be held by the Landlord, without interest, and applied on account of the first rental payment due and payable by the Tenant pursuant to this Lease; and**

(b) **a security deposit in the amount of Eleven Thousand, Two Hundred, Sixty-two Dollars and Eighty-seven Cents ($11,262.87), inclusive of GST, which shall be held by the Landlord, without interest, as security against the Tenant's faithful performance of its obligations under this Lease and, if not applied to remedy a default, returned to the Tenant within fifteen (15) days after the expiry of this Lease or any extension thereof.**

ARTICLE 4.00 RENT, OPERATING COSTS AND TAXES

4.01 *Annual Rent*

Tenant shall pay to Landlord as Annual Rent the amount(s) set out in Article 1.01(a), payable in advance and without notice in monthly installments as set out in Article 1.01(a), on the Commencement Date and on the first day of each calendar month thereafter during the Term.

4.02 *Operating Costs, Taxes and Utilities*

Tenant shall pay to Landlord, at the times and in the manner provided in Article 4.07, Taxes, utilities and Tenant's Proportionate Share of Operating Costs all as determined under this Lease including Schedule B.

4.03 *Rental Taxes*

Tenant shall pay to Landlord all Rental Taxes applicable from time to time. Landlord shall calculate the amount of Rental Taxes payable by Tenant in accordance with the applicable legislation and Tenant shall pay such amount together with monthly installments of Rent. The amount payable by Tenant under this Article 4.03 shall be deemed not to be Rent for the purpose of such calculation but in the event of a failure by Tenant to pay under this Article 4.03, Landlord shall have the same rights and remedies as it has in the event of default by Tenant in the payment of Rent.

4.04 *Other Charges*

Tenant shall pay to Landlord, at the times and in the manner provided in this Lease or, if not so provided, upon demand by Landlord, all amounts (other than those payable under Articles 4.01, 4.02, and 4.03) that are payable by Tenant under this Lease.

4.05 *Payment of Rent - General*

All amounts payable by Tenant under this Lease, except that payable under Article 4.03, shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and Landlord shall have all rights against Tenant for default in any such payment as in the case of arrears of Rent. Tenant shall pay to Landlord Rent, in legal tender of the jurisdiction in which the Building is located, without deduction or set-off, as a covenant independent of all other covenants of Landlord or Tenant in this Lease. Tenant's obligation to pay Rent shall survive the expiration or earlier termination of this Lease.

4.06 *Rent - Adjustment*

If the Term begins on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Rent payable for such month shall be prorated on a per diem basis using a three hundred sixty five (365) day period.

4.07 *Payment - Operating Costs and Taxes*

(a) Prior to the Commencement Date and the beginning of each Fiscal Year thereafter, Landlord shall compute and deliver to Tenant a bona fide estimate of Taxes and Tenant's Proportionate Share of Operating Costs for the appropriate Fiscal Year and without further notice Tenant shall pay to Landlord in monthly installments one-twelfth ($1/12^{th}$) of such estimate simultaneously with Tenant's payments of Annual Rent.

(b) Landlord shall deliver to Tenant within one hundred twenty (120) days after the end of each Fiscal Year a written statement (the "Statement") setting out in reasonable detail the amount of Operating Costs and Taxes for such Fiscal Year and certified by a representative of Landlord. If the amount of Taxes and Tenant's Proportionate Share of Operating Costs actually paid by Tenant to Landlord during such Fiscal Year differs from the amount of Taxes and Tenant's Proportionate Share of Operating Costs payable for such Fiscal

Year, Tenant shall pay such difference or Landlord shall credit Tenant's account (as the case may be), without interest within thirty (30) days after the date of delivery of the Statement. Failure of Landlord to render any statement under this section shall not prejudice Landlord's right to render such Statement thereafter or with respect to any other period, or relieve tenant from its obligations hereunder.

(c) If Tenant disputes the accuracy of any Statement, Tenant shall nevertheless make payment in accordance with the Statement, but the disagreement shall be referred by Landlord for prompt decision to an independent professional consultant, who is qualified by education and experience to make such decision and who shall be deemed to be acting as an expert and not an arbitrator. The consultant's signed determination shall be final and binding on both Landlord and Tenant. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any such determination shall be made within fourteen (14) days thereof, and the party required to pay such adjustment shall bear all costs of the consultant, except that if the amount to be paid is three percent (3%) or less of the amount in dispute, Tenant shall pay all such costs.

(d) Tenant may only dispute a Statement and claim a re-adjustment by notice given to Landlord within six (6) months after the date of delivery of the Statement to Tenant.

ARTICLE 5.00 USE OF PREMISES

5.01 ***Use***

The Premises shall be actively and diligently and continuously used and occupied as a business office. Tenant shall operate its business in a first-class, reputable manner befitting the reputation and image of the Building.

5.02 ***Compliance with Laws***

Tenant shall use and occupy and shall cause the Premises to be used and occupied in a safe, careful and proper manner so as not to contravene any present or future governmental or quasi-governmental laws in force or regulations or orders, including without limitation all applicable environmental laws, regulations or orders. If due primarily to Tenant's use or occupancy of the Premises, improvements are necessary to comply with any of the foregoing or with the requirements of insurance carriers, Tenant shall pay to Landlord the entire cost thereof. Tenant will immediately advise Landlord in writing of (i) any and all governmental or regulatory notices, orders and/or actions instituted, completed, or threatened affecting the Premises; and (ii) all claims made or threatened by any third party against Tenant, Landlord or the Premises arising out of Tenant's use or occupancy of the Premises and the Land.

5.03 ***Abandonment***

Tenant shall not vacate or abandon the Premises.

5.04 ***Nuisance***

Tenant shall not cause or maintain any nuisance in or about the Premises, and shall keep the Premises free of debris or anything kept in a manner which attracts rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or noise.

5.05 ***Extraordinary Installations***

Tenant shall not install anything that might affect the integrity or capacity of either the structure or the systems of the Building.

5.06 *Jeopardy of Insurance*

Tenant shall neither do nor omit to do anything that might result in any increase in the premiums for insurance maintained by Landlord in respect of the Building or which might result in the actual or threatened reduction or cancellation of or material adverse change in such insurance. If the premiums for such insurance are increased as a result of the use or occupancy of the Premises or any article kept on the Premises or any act or omission of Tenant or any person for whom Tenant is in law responsible or any subtenant of the Premises, or if any such insurance is actually, or threatened to be, either cancelled, reduced or materially adversely changed by an insurer by reason of the use or occupancy of the Premises, and if Tenant fails to remedy the condition or the use or occupancy giving rise to such actual or threatened cancellation, reduction or change within twenty four (24) hours after notice thereof, Landlord may, without limiting its other remedies for the default, either:

(a) re-enter and take possession of the Premises forthwith upon notice by Landlord to Tenant of its intention to do so; or

(b) enter upon the Premises and remedy the condition, use or occupancy giving rise to such actual or threatened cancellation, reduction or change, and Tenant shall pay to Landlord its cost of doing so forthwith on demand. No such entry by Landlord shall be deemed a re-entry or a breach of Article 2.02 and Landlord shall not be liable for any damage to either the Premises or any property located on the Premises as a result of such entry.

ARTICLE 6.00 SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD

6.01 *Operation of Building*

Subject to Tenant performing its obligations under this Lease, Landlord shall operate and maintain the Building in accordance with all applicable laws and regulations and with standards from time to time prevailing for similar office buildings in the area in which the Building is located, subject, however, to the limitations occasioned by the design and age of the Building and the capacity of its systems and shall provide the services set out in Articles 6.02, 6.03 and 6.04, subject to such limitations, and shall be entitled to make the alterations set out in Article 6.06. Landlord's costs associated with this Article 6.00 that are properly includable in Operating Costs shall be included.

6.02 *Services to Premises*

Landlord shall provide in the Premises:

(a) heat, ventilation and cooling as required for the comfortable use and occupancy of the Premises during Normal Business Hours;

(b) janitor services , as reasonably required to keep the Premises in a clean and tidy condition, provided that Tenant shall leave the Premises in a reasonably tidy condition at the end of each business day;

(c) electric power for lighting and small business office equipment (but not lighting or equipment using amounts of power disproportionate to that used by typical office tenants); and

(d) replacement of the standard fluorescent tubes, light bulbs and ballasts used in the Building as required from time to time as a result of normal usage.

6.03 *Building Services*

Landlord shall provide in the Building:

(a) domestic running water and necessary supplies in washrooms sufficient for the normal use thereof by occupants in the Building;

(b) elevator or escalator service if included in the Building;

(c) heat, ventilation, cooling, lighting, electric power, domestic running water, and janitor service in those areas of the Building from time to time designated by Landlord for use during Normal Business Hours by Tenant in common with all tenants and other persons in the Building but under the exclusive control of Landlord;

(d) a general directory board on which Tenant shall be entitled to have its name shown, provided that Landlord shall have exclusive control thereof and of the space thereon to be allocated to each tenant; and

(e) maintenance, repair, and replacement as set out in Article 6.04.

6.04 ***Maintenance, Repair and Replacement***

Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the provision of services of Landlord under Articles 6.02 and 6.03 and shall maintain and repair the foundations, structure and roof of the Building and repair damage to the Building which Landlord is obligated to insure against under Article 9.00, provided that:

(a) if all or part of such systems, facilities and equipment require maintenance or inspections or are destroyed, damaged or impaired, Landlord shall have a reasonable time in which to complete the necessary repair or replacement, and during the period of repair or replacement shall only be required to maintain such services as are reasonably possible in the circumstances;

(b) Landlord shall use reasonable diligence in carrying out its obligations under this Article 6.04 shall not be liable in any circumstances for any direct, indirect or consequential damages to Tenant or any other person or property for any failure to do so;

(c) no reduction or discontinuance of such services or loss of use of the Premises shall be construed as an eviction of Tenant or (except as specifically provided in this Lease) release Tenant from any obligation under this Lease; and

(d) nothing contained herein shall derogate from the provisions of Article 16.00.

6.05 ***Additional Services***

(a) If from time to time requested in writing by Tenant and to the extent that Landlord is reasonably able to do so, Landlord may elect to provide in the Premises services in addition to those set out in Article 6.02, provided that Tenant shall within ten (10) days of receipt of any invoices for any such additional service pay Landlord therefor at such reasonable rates as Landlord may from time to time establish.

(b) Tenant shall not without Landlord's written consent install in the Premises equipment which generates sufficient heat to affect the temperature otherwise maintained in the Premises by the air conditioning system as normally operated. Landlord may install supplementary air conditioning units, facilities or services in the Premises, or modify its air conditioning system, as may in Landlord's reasonable opinion be required to maintain proper temperature levels, and Tenant shall pay Landlord within ten (10) days of receipt of any invoice for the cost thereof, including installation, operation and maintenance expense plus fifteen percent (15%) of such costs for overhead.

(c) If Landlord shall from time to time reasonably determine that the use of electricity or any other utility or service in the Premises is disproportionate to the use of other typical office tenants, Landlord may separately charge Tenant for the excess costs attributable to such disproportionate use calculated on a reasonable basis.

(d) Landlord may install and maintain at Tenant's expense, metering devices for measuring the use of any utility or service in the Premises. Tenant shall pay Landlord within ten (10) days of receipt of any invoice for the cost of installation and maintenance of such device plus fifteen percent (15%) of such cost on account of Landlord's overhead

6.06 *Alterations by Landlord*

Landlord may from time to time:

(a) make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Building (including the Premises) where necessary to serve the Premises or other parts of the Building;

(b) make changes in or additions to any part of the Building not in or forming part of the Premises;

(c) terminate or amend Tenant's right of use of any of the Common Areas or eliminate or change the location and size of any of the Common Areas or their facilities;

(d) retain contractors and employ all personnel, including supervisory personnel and managers, that Landlord considers necessary for the effective maintenance, repair, operation, management and control of the Building; and

(e) do and perform such other acts in and to the Building or any of its component parts as Landlord considers reasonable for the proper and efficient maintenance, repair, operation, management and control of the Building,

provided that in the course of Landlord's exercise of its rights hereunder, Landlord shall be deemed not to have re-entered the Premises nor to have breached Article 2.02. Landlord shall perform all of its work as expeditiously as is reasonably possible so as to interfere as little as is reasonably possible with Tenant's use of the Premises.

6.07 *Access by Landlord*

Tenant shall permit Landlord, its agents and consultants to enter the Premises outside Normal Business Hours, and during Normal Business Hours if such entry is necessitated by an emergency or will not unreasonably disturb or interfere with Tenant's use of the Premises, to inspect, to provide services or make repairs, replacements, changes or alterations as set out in this Lease, to take such steps as Landlord may deem necessary for the safety, improvement or preservation of the Premises or the Building, to remedy any nuisance in the Premises, to show the Premises to mortgagees, prospective mortgagees, purchasers, and prospective purchasers and, during the last twelve (12) months of the Term, to prospective tenants. No such entry shall constitute a re-entry by Landlord or an eviction or entitle Tenant to any abatement of Rent.

6.08 *Energy, Conservation, Safety and Security Policies*

Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with any directive, policy or request of any governmental or quasi-governmental authority in respect of any energy, conservation, safety or security matter. Tenant shall at the request of Landlord comply with any such directive, policy or request.

ARTICLE 7.00 MAINTENANCE, REPAIR, ALTERATIONS AND IMPROVEMENTS BY TENANT

7.01 ***Condition of Premises***

Except to the extent that Landlord is specifically responsible therefor under this Lease, Tenant shall maintain and repair the Premises and all Leasehold Improvements therein and keep them in good order and condition, including:

(a) repainting and redecorating the Premises and cleaning window coverings and carpets in each case at reasonable intervals; and

(b) making repairs, replacements and alterations as needed, including those necessary to comply with the requirements of any governmental or quasi-governmental authority having jurisdiction.

7.02 ***Failure to Maintain Premises***

If Tenant fails to perform any obligation under Article 7.01, then on not less than ten (10) days notice to Tenant Landlord may enter the Premises and perform such obligation without liability to Tenant for any loss or damage to Tenant thereby incurred, and Tenant shall pay Landlord the cost thereof plus twenty percent (20%) of such cost for overhead and supervision, within ten (10) days of its receipt of Landlord's invoice therefor.

7.03 ***Alterations by Tenant***

Tenant may from time to time at its own expense install Leasehold Improvements and alter existing Leasehold Improvements (the "Tenant's Work") provided that:

(a) the Tenant's Work shall not commence without the prior written approval of Landlord;

(b) Tenant shall have furnished Landlord with two (2) complete sets of professionally prepared working drawings (which shall include any architectural, structural, electrical, mechanical, computer system wiring and telecommunication plans) of the proposed Tenant's Work. Landlord requires that Tenant retain Landlord's base building mechanical, electrical and structural engineering consultants to ensure compatibility of base building systems and the Tenant's Work. If Tenant uses other consultants for the preparation of Tenant's working drawings, then Landlord may elect to retain architects and engineers to review such working drawings for the purpose of approving the proposed Tenant's Work (it being understood that notwithstanding such approval, Landlord shall have no responsibility with respect to the adequacy of such working drawings). Tenant shall pay on demand to Landlord the costs for the examination of such drawings by either Landlord or an outside consultant plus an amount equal to fifteen percent (15%) of such costs for overhead;

(c) In addition to any other payment contained in this Article, Tenant shall pay to Landlord, on demand, a fee equal to ~~the lesser of one dollar ($1.00) per square foot of the Square Feet in the Premises, and ten (10) percent of the cost of completing the Tenant's Work (as evidenced by a sworn statement as to cost accompanied by receipted invoices)~~ **Five Hundred Dollars ($500.00)** for coordination services provided by Landlord during Tenant's construction of its Tenant's Work;

(d) Landlord shall have approved, prior to commencement of the Tenant's Work, the contractors and subcontractors;

(e) Tenant shall have provided prior to the commencement of the Tenant's Work, performance and payment bonds as well as proof of workers compensation, all risks, builders' risk, and contractors' public liability and property damage insurance coverage, with Landlord and any mortgagee, as required by Landlord to be named as additional insureds, in amounts with insurers, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the Tenant's Work will be carried out;

(f) Tenant will deliver a complete list identifying every contractor and sub-contractor, accompanied by an up-to-date valid clearance certificate for each of them issued by the appropriate worker compensation, safety and insurance authority, and Tenant will not use any contractor or permit the use of any sub-contractor that is not identified on the list;

(g) Tenant acknowledges that certain Tenant's Work may require modification and interfacing with the base building and its systems and structure. If any proposed Tenant's Work could affect the structure, the exterior walls or the systems of the Building, Landlord may require that any such Tenant's Work be performed by either Landlord or its contractors in which case Tenant shall pay Landlord's cost and fifteen percent (15%) thereof for overhead;

(h) Tenant shall have provided to Landlord a copy of the contract for the Tenant's Work and evidence satisfactory to Landlord as to the existence of all necessary permits;

(i) Tenant shall perform the Tenant's Work or cause the Tenant's Work to be performed: (i) in accordance with any construction methods and procedures manual for the Building; (ii) in accordance with the plans and specifications submitted to and approved by Landlord; (iii) in accordance with any conditions, regulations, procedures or rules imposed by Landlord; (iv) in compliance with all applicable laws (including occupational health and safety, and workplace hazardous materials information system requirements and legislation); and (v) in a good and workmanlike and expeditious manner using new materials;

(j) Landlord may inspect construction as it proceeds (the onus being on Tenant to advise Landlord whenever any phase has been completed so that an inspection can be made);

(k) upon completion of the Tenant's Work, Tenant shall provide Landlord with a complete set of "as built" drawings for the Tenant's Work; and

(l) if Tenant fails to observe any of the requirements of this Article, Landlord may require that construction stop and that the Premises be restored to their prior condition failing which Landlord may do so and Tenant shall pay Landlord's cost plus fifteen percent (15%) thereof for overhead.

Any increase in Operating Costs or Taxes attributable to such Tenant's Work shall be borne by Tenant.

7.04 *Telephone and Computer Systems*

With Landlord's prior written consent which may be withheld in Landlord's sole discretion, Tenant may utilize a telecommunication service provider of its choice, subject to the provisions of this Lease, including but not limited to the following:

(a) the service provider shall execute and deliver Landlord's standard form of license agreement which shall include a provision for Landlord to receive compensation for the use of the space for the service provider's equipment and materials;

(b) Landlord shall incur no expense or liability whatsoever with respect to any aspect of the provision of telecommunication services, including without limitation, the cost of installation, service, materials, repairs, maintenance, and interruption or loss of telecommunication service;

(c) Landlord must first reasonably determine that there is sufficient space in the risers of the Building for the installation of the service provider's equipment and materials;

(d) Tenant shall indemnify and hold harmless Landlord for all losses, claims, demands, expenses, and judgments against Landlord caused by or arising out of, either directly or indirectly, any acts or omissions by the service provider or Tenant or those for whom they are responsible at law; and

(e) Tenant shall incorporate in its agreement with its service provider a provision granting the Tenant the right to terminate the service provider agreement if required to do so by Landlord and Landlord shall have the right at any time from time to time during the Term to require Tenant at its expense to exercise the termination right.

As part of the Tenant's Work, Tenant shall be responsible for the costs associated with the supply and installation of telephone, computer and other communications equipment and systems and related wiring within the Premises to the boundary of the Premises for hook up or other integration with telephone and other communications equipment and systems of a telephone or other communications service provider, which equipment and systems of the service provider are located or are to be located in the Building pursuant to Landlord's standard form of license agreement.

Landlord shall supply space in risers in the Building and space on the floor(s) of the Building in which the Premises are located, the location of which shall be designated by Landlord in its sole discretion, to telecommunication service providers who have entered into Landlord's standard form of license agreement for the purpose, without any cost or expense to Landlord therefor, of permitting installation in such risers and on such floor(s) of telephone and other communications services and systems (including data cable patch panels) to the Premises at a point designated by Landlord.

Landlord shall have the right to assume control of cables and other telecommunications equipment in the Building and may designate them as part of the Common Areas.

7.05 ***Liens***

Tenant shall pay before delinquency all costs for work done in the Premises which could result in any lien or encumbrance on the Land or Building and shall keep the title to the Land and the Building free and clear of any lien or encumbrance and shall indemnify and hold harmless Landlord from and against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising from the supply of material, services or labour for such work or otherwise. Tenant shall immediately notify Landlord of any such lien or encumbrance of which it has or reasonably should have knowledge, and shall cause the same to be removed or vacated within five (5) days failing which Landlord may take such action as Landlord deems necessary to remove or vacate the same and Tenant shall pay to Landlord on demand the entire cost thereof plus an administration fee of fifteen percent (15%) of such cost. Tenant shall not mortgage, charge, grant a security interest in or otherwise encumber any Leasehold Improvements.

7.06 ***Signs***

Any sign, lettering or design in the Premises that is visible from the exterior of the Premises shall be subject to approval by Landlord, and shall conform to the uniform pattern of identification signs for tenants in the Building as prescribed by Landlord. Tenant shall not inscribe or affix any sign, lettering or design which is visible from the exterior of the Building. **In accordance with the foregoing, the Landlord shall supply and install, at the Tenant's expense, (i) a sign bearing the name of the Tenant on or near the entrance door of the Premises; (ii) identification in any elevator lobby directional signage on the floor the Premises are located; and (iii) one (1) entry in any directory board for the Building.**

7.07 *Removal of Leasehold Improvements*

Subject as hereinafter provided, immediately prior to the expiration of the Term, or immediately following the termination thereof, Tenant shall remove all Leasehold Improvements, personal property and any signs, restore the Premises to the then current base building standard of the Building and repair any damage to the Building or the Premises occasioned by such installation, removal and restoration. Landlord may by notice prior to the expiration of the Term stipulate which Leasehold Improvements are not to be removed. Landlord may also, by notice given prior to the expiration of the Term, or immediately following the termination thereof, elect to remove some or all of the Leasehold Improvements and Tenant shall pay Landlord's cost on account thereof plus an administration fee of fifteen percent (15%) of the cost. Upon the expiration or earlier termination of the Term, all personal property of Tenant remaining in the Premises shall at the option of Landlord become its property, and may be appropriated, sold, removed, destroyed or otherwise disposed of by Landlord without notice or obligation to compensate Tenant or to account to Tenant, and Tenant shall pay to Landlord on demand all costs incurred by Landlord in connection therewith, plus an administration fee of fifteen percent (15%) of the costs.

ARTICLE 8.00 TAXES

8.01 *Landlord's Taxes*

Landlord shall pay before delinquency (subject to Tenant's obligation to pay Operating Costs and Taxes under Article 4.02) every real estate tax, assessment, license fee and other charge, excepting Tenant's taxes under Article 8.02, which is imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction upon or on account of the Land or the Building.

8.02 *Tenant's Taxes*

Tenant shall pay to the appropriate authority before delinquency every tax, assessment, licence fee, excise and other charge, however described, which is imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction upon or on account of:

(a) operations at, occupancy of, or conduct of business in or from the Premises by or with the permission of Tenant; and

(b) Leasehold Improvements and all property in the Premises that is not owned by Landlord,

provided that if Landlord so elects by notice to Tenant, Tenant shall pay to Landlord any amounts payable under this Article 8.02 in monthly installments and Landlord shall remit such amounts to the appropriate authorities.

8.03 *Right to Contest*

Tenant shall not contest the validity or amount of any tax, assessment, licence fee, excise fee and other charge payable under Article 8.01. Tenant shall have the right to contest the validity or amount of any tax, assessment, licence fee, excise fee and other charge payable under Article 8.02, provided that no contest by Tenant may involve the possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises or result in any increase in taxes paid by other tenants in the Building or taxes under Article 8.01 and that upon the final determination of any contest by Tenant, Tenant shall immediately pay the amount found to be due, together with any costs, penalties and interest. Tenant shall indemnify Landlord for any costs, expenses, liabilities or damages, including without limitation increases in taxes which are or may be suffered by Landlord directly or indirectly as a result of such contest.

ARTICLE 9.00 INSURANCE

9.01 ***Landlord's Insurance***

Landlord shall maintain (Landlord's cost of compliance with this Article 9.01 being included in Operating Costs) liability insurance, all risk property insurance, boiler and pressure vessel insurance, and other insurance on the Building and all property and interest of Landlord in the Building as determined by Landlord with coverage and in amounts that are comparable to coverages typically maintained by the owners of similar buildings in the vicinity of the Building.

9.02 ***Tenant's Insurance***

Tenant shall maintain:

(a) all risk property insurance (including flood, earthquake, sewer back-up and collapse) in amounts sufficient to fully cover, on a replacement cost basis without deduction for depreciation, all Leasehold Improvements and all property, including without limitation Tenant's inventory, furniture and movable equipment, in the Premises which is not owned by Landlord;

(b) if applicable, boiler and machinery insurance on a replacement cost basis to cover Leasehold Improvements and all property in the Premises that is not owned by Landlord;

(c) liability insurance on an occurrence basis, against claims for bodily injury, personal injury and property damage in or about the Premises, contractual liability, tenant's legal liability, non-owned automobile liability, and owner's and contractors protective liability, in amounts which are from time to time acceptable to a prudent tenant in the community in which the Building is located, but not less than $5,000,000.00 in respect of each occurrence;

(d) business interruption insurance including loss of profits; and

(e) any other form of insurance, in such amounts and against such risks, as Landlord may in its discretion require.

Policies for such insurance shall (i) be in a form, on terms and with an insurer approved by Landlord, (ii) require at least thirty (30) days' written notice to Landlord of termination or material alteration during the Term, (iii) waive any right of subrogation against Landlord and those for whom Landlord is at law responsible, (iv) contain a standard mortgage clause as required by any mortgagee, (v) contain a provision that Tenant's insurance is primary, (vi) not call into contribution any other insurance available to Landlord, (vii) contain a severability of interests clause and a cross-liability clause, where applicable and shall not contain a co-insurance clause, and (viii) add Landlord and its mortgagees as additional insureds. If requested by Landlord, Tenant shall from time to time promptly deliver to Landlord certificates of insurance or other evidence satisfactory to Landlord of such policies, and evidence satisfactory to Landlord that all premiums thereon have been paid and the policies are in full force and effect.

9.03 ***Tenant's Failure To Insure***

Should Tenant fail to maintain the insurance required in Article 9.02, in addition to its rights under Article 19.03, Landlord may elect to obtain the required insurance. Tenant shall upon demand pay to Landlord, as Rent, Landlord's cost of obtaining such insurance.

ARTICLE 10.00 INJURY TO PERSON OR PROPERTY

10.01 ***Indemnity by Tenant***

Tenant shall indemnify and hold harmless Landlord from and against any and all Claims (meaning claims, losses, damages, suits, judgments, causes of action, legal proceedings, executions, demands, penalties or other sanctions of every nature and kind whatsoever, whether accrued, actual, contingent or otherwise and any and all costs arising in connection therewith, including, without limitation, legal fees and disbursements, including, without limitation, all such legal fees and disbursements in connection with any and all appeals) arising from, out of or in connection with:

(a) any failure on the part of the Tenant to observe and perform any of the terms, covenants and conditions of this Lease on the part of the Tenant to be observed and performed;

(b) any Injury (meaning, without limitation, bodily injury, personal injury, personal discomfort, mental anguish, shock, sickness, disease, death, false arrest, detention or imprisonment, malicious prosecution, libel, slander, defamation of character, invasion of privacy, wrongful entry or eviction and discrimination, or any of them, as the case may be) or damage to the property of Tenant, any other tenants in the Building or to any other person in the Premises, Building or Land arising from:

(i) all acts or omissions in the Premises, other than the acts or omissions of the Landlord and the Landlord's Employees (meaning the Landlord's directors, officers, employees, servants, agents and those for whom the Landlord is responsible at law);

(ii) all acts or omissions of the Tenant or the Tenant's Employees (meaning the Tenant's directors, officers, employees, servants, agents and those for whom the Tenant is responsible at law) anywhere in the Building or on the Lands;

(c) any loss or damage resulting from interference with or obstruction of deliveries to or from the Premises or from interruption of utilities or services, including but not limited to telecommunication or similar services, unless caused by the negligence of the Landlord or the Landlord's Employees;

(d) any loss or damage to books, records, files, money, securities, negotiable instruments or papers or computer disks or other electronic files in or about the Premises, even if caused by the negligence of the Landlord or the Landlord's Employees; and

(e) any Injury or damage not specified above to the person or property of Tenant or the Tenant's Employees or any other person entering upon the Premises under express or implied invitation of Tenant, unless caused by the gross negligence or willful misconduct of Landlord or the Landlord's Employees.

10.02 ***Landlord's Liability***

Tenant agrees that Landlord shall not be liable for and hereby releases Landlord in respect of:

(a) any and all Claims related to any Injury of, or loss or damage to any property belonging to, Tenant, the Tenant's Employees or any other persons in, or about the Building or the Premises or the Land;

(b) without limiting the generality of section 10.02(a), any Injury to the Tenant or any other person or loss or damage to property resulting from: strikes; lockouts; war; riots; insurrection; Acts of God; fire; smoke; explosions; falling or defective plaster, ceiling tiles, fixtures or signs; broken glass; steam; fumes; vapours; odours; dust; dirt; cinders; grease; acid; oil; any noxious, offensive or excessive liquids, solids or gases; any hazardous substance; debris; vibration; radiation; air or noise pollution; theft; vandalism; breakage; vermin; electricity; electrical or other wiring, computer or electronic equipment or systems malfunction or stoppage; water; rain; floods; flooding; freezing; earthquake,

tornado or hurricane; wind; snow; sleet; hail; frost; ice; excessive heat or cold; sewage; sewer backup; toilet overflow; leaks or discharges from any part of the Development, or from any pipes, sprinklers, appliances, equipment, electrical or other wiring, plumbing fixtures, roof, windows, skylights, doors, trap doors or subsurface of any floor or ceiling of any part of the Building or from the street or any other place, or by dampness or climatic conditions or from any other cause whatsoever, unless caused by the gross negligence of the Landlord or the Landlord's Employees;

(c) any damages caused by anything done or omitted to be done by any other tenant or occupant of the Building;

(d) any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by Landlord to perform janitor services, security services, supervision or any other work in or about the Premises or the Building;

(e) any loss or damages, however caused, to books, records, files, money, securities, negotiable instruments, or papers or computer disks or other electronic files or other valuables of Tenant;

(f) any loss or damage arising from interruption of utilities or services, including but not limited to telecommunication or other similar services, unless caused by the gross negligence of the Landlord or the Landlord's Employees;

(g) any other indirect or consequential damages, including but not limited to loss of profit, suffered or incurred by the Tenant; and

(h) any Injury, loss or damage insured against or required to be insured against by the Tenant pursuant to this Lease, even if such Injury, loss or damage arises as a result of the negligence of the Landlord or the Landlord's Employees.

10.03 ***Extended Meaning***

Any and all release and indemnity clauses which are included in the Lease for the benefit of Landlord are intended also to benefit the Landlord's Employees and Mortgagees and property managers of Landlord and the officers, directors, shareholders, employees, and agents of each one of them, and, for the purposes of such clauses, Landlord is hereby acting as agent or trustee on behalf of and for the benefit of the persons or entities mentioned above.

ARTICLE 11.00 ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS

11.01 ***Transfer***

"Transfer" means all or any of the following, whether by conveyance, written agreement or otherwise, and whether or not by operation of law: an assignment of this Lease by Tenant or any interest in this Lease, in whole or in part, any mortgage, charge, debenture (floating or otherwise), or encumbrance of this Lease or Tenant's interest in this Lease, in whole or in part, a sublease, or sharing or parting with possession of all or any part of the Premises, a change in a partnership if the change results in a change in the effective control of Tenant and, a transfer or other dealing in respect of all or part of the corporate shares of Tenant or an affiliate of Tenant that results in a change in the effective voting control of Tenant. "Transferor" and "Transferee" have meanings corresponding to this definition of "Transfer" and in the case of a Transfer involving corporate shares, or partnership interests, the "Transferor" is the person or entity with effective control, or voting control before the Transfer and the Transferee is the person or entity with effective control, or voting control after the Transfer.

11.02 *Landlord's Consent*

Tenant will not effect or attempt to effect a Transfer without the prior written consent of Landlord which shall not be unreasonably withheld unless Landlord elects to terminate the Lease pursuant to Article 11.04. Landlord shall be deemed to be acting reasonably in withholding its consent if:

(a) the Transfer would violate any covenant or restriction given to any other tenant of the Building;

(b) in Landlord's opinion:

(i) either the financial background or the business history and capability of the proposed Transferee is not satisfactory; or

(ii) the nature or character of the proposed business of the proposed Transferee is such that it might harm Landlord's business or reputation or reflect unfavourably on the Building, Landlord, or other tenants of the Building, or the image of any of them, or is unethical, immoral or illegal;

(c) the proposed Transferee or any principal of the proposed Transferee or any principal shareholder of the proposed Transferee has a history of defaults under other commercial leases or does not have a satisfactory history of compliance with laws;

(d) the proposed Transferee has agreed to pay to the proposed Transferor some form of consideration that is reasonably attributable to the value of the Premises or to any Leasehold Improvements;

(e) the proposed Transfer is a mortgage, charge or other encumbrance of Tenant's rights or interest under this Lease;

(f) an event of default on the part of tenant hereunder has occurred and is continuing or any notice of default was given by Landlord to Tenant in the preceding twelve (12) month period;

(g) the proposed Transfer is in favour of any existing tenant or occupant of the Building or of any other building owned or operated by Landlord or any of its affiliates within the City area bounded by Front, Adelaide, John and Bay Streets in which the Building is situated;

(h) the proposed Transfer is a sublease by an existing sublessee of the Premises or any part thereof;

(i) Landlord does not receive sufficient information to enable it to make a determination concerning the matters set out above; or

(j) there is any other reasonable ground not stated above for withholding consent.

11.03 *Public Corporations*

A Transfer that occurs as the result of a change in control of a Tenant will not require the consent of Landlord if the shares are listed and traded on any recognized stock exchange in Canada or the United States.

11.04 *Landlord's Termination Right*

If Tenant requests Landlord's consent to a Transfer it will provide full particulars concerning the Transfer including without limitation, copies of any written offer, agreement or draft agreement pertaining to the Transfer, payments and any other consideration to be made or provided by the proposed Transferee in consideration for the Transfer, and any other information concerning the proposed Transfer or the financial and business history of the proposed Transferee that Landlord may require. Landlord will within fifteen (15) days after its receipt of the request for consent and all such information, notify Tenant that either (i) it consents to the Transfer, or (ii) it elects to cancel this Lease as to the whole or part of the Premises affected by the proposed Transfer, or (iii) it

does not consent to the Transfer. If Landlord elects to terminate this Lease, Tenant may, by notice to Landlord given within seven (7) days after receipt of Landlord's notice, withdraw its request for Landlord's consent. In that case, Landlord's election to terminate this Lease will be void. If Tenant fails to withdraw its request for Landlord's consent, Tenant will deliver, in accordance with the provisions of this Lease, vacant possession of the whole or the part, as the case may be, of the Premises affected by the termination on the date specified in Landlord's notice, which date will not be less than thirty (30) days nor more than one hundred and twenty (120) days after the date the notice is given or at the Landlord's option on the date the proposed Transfer is to take effect. If Tenant is required to deliver possession of a part only of the Premises, Tenant will pay all costs incurred in connection with rendering that part functionally separate and suitable for separate use and occupancy, including partitioning and providing entrances and services, plus a sum equal to fifteen percent (15%) of the costs as an administration fee.

11.05 ***Acceptance of Rent***

After a Transfer, Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent payable hereunder but no acceptance by Landlord of any payments by a Transferee constitutes a waiver of the requirement for Landlord's consent to the Transfer or an acceptance of the Transferee nor will it release Tenant from its covenants and obligations under this Lease. Any documents evidencing a Transfer may, at Landlord's option, be prepared by Landlord or its solicitors.

11.06 ***Conditions of Consent***

Any consent by Landlord to a Transfer will be subject to the following conditions:

(a) Tenant will pay to Landlord any money or other consideration (including without limitation, any amount payable by the Transferee to Tenant in excess of the Annual Rent payable by Tenant under Article 4.01) from time to time paid by any Transferee to Tenant in connection with the Transfer;

(b) if Landlord requires, the Transferee shall execute an agreement directly with Landlord agreeing to be bound by this Lease, and in the case of a sublease the Transferee shall waive any right to obtain relief from forfeiture, to obtain a direct lease from Landlord or to become the tenant of Landlord notwithstanding any statute or law that would otherwise give those rights to sub-tenants;

(c) Tenant and each Transferee will be bound by this Lease and any amendment of this Lease throughout the Term and any renewal or extension thereof, and regardless of any surrender and new lease that is deemed at law to occur as the result of any amendment of this Lease;

(d) Tenant shall pay any legal costs incurred by Landlord in connection with documents relating to a Transfer or Landlord's consent together with Landlord's administrative charge in the amount of one thousand dollars ($1,000.00) plus GST for considering a request to consent;

(e) if this Lease is disaffirmed, disclaimed, terminated, repudiated, or surrendered (each of these transactions being referred to as an "Early Termination") by any trustee in bankruptcy of a Transferee, by any court appointed officer, or by a Transferee in connection with any insolvency proceedings, Tenant and any Transferee (except the bankrupt or insolvent Transferee) will be considered, on notice from Landlord given within thirty (30) days after the Early Termination, to have entered into a lease with Landlord on the same terms and conditions as are contained in this Lease except that the term of the lease shall commence on the date of the Early Termination and shall expire on the date this Lease would have expired but for the Early Termination; and

(f) no consent to a Transfer will be considered as a waiver of the requirement for Landlord's consent in respect of a subsequent Transfer.

ARTICLE 12.00 SURRENDER

12.01 *Possession*

Upon the expiration or other termination of the Term, Tenant shall immediately quit and surrender vacant possession of the Premises in substantially the condition in which Tenant is required to maintain the Premises excepting only reasonable wear and tear, damage covered by Landlord's insurance under Article 9.01, and the obligation of Tenant remove Leasehold Improvements and to repair damage to the Premises in accordance with Article 7.07. Upon such surrender, all right, title and interest of Tenant in the Premises shall cease.

12.02 *Merger*

The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, and shall at Landlord's option either terminate any and all subleases or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option hereunder shall be exercised by notice to Tenant and all known subtenants in the Premises or any part thereof. If this Lease is surrendered by operation of law or otherwise, Tenant will indemnify Landlord against all claims by subtenants or others claiming by or through Tenant in respect of any interest in this Lease.

12.03 *Payments After Termination*

No payments of money by Tenant to Landlord after the expiration or other termination of the Term or after the giving of any notice (other than payment in full of arrears of Rent and any accelerated Rent before termination of the Term, when a notice of default has been given) by Landlord to Tenant, shall reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to the payment of such money. After the giving of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent and other amounts payable by Tenant under this Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.

12.04 *Survival of Obligations*

If Tenant has failed to perform any of its obligations under this Lease, such obligations and the rights of Landlord in respect thereto shall survive the expiration or other termination of the Term.

ARTICLE 13.00 HOLDING OVER

13.01 *Month-to-Month Tenancy*

If without Landlord's consent or with Landlord's written consent, which consent Landlord may withhold in its sole discretion, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall occupy the Premises, as a month-to-month tenant at a monthly rental equal to twice of the Rent determined in accordance with Article 4.00 or such other rental and on such other terms as may be stated in such consent, and such tenancy may be terminated by Landlord at any time upon notice of termination to Tenant.

13.02 *General*

Any overholding by Tenant shall be subject to all other terms and conditions of this Lease except any right of renewal, any exclusive use or other restriction, any option to lease, any right of first refusal and any other pre-emptive or collateral right, and nothing contained in this Article 13.00 shall be construed to limit or impair any of Landlord's rights of re-entry or eviction or other rights and remedies or constitute a waiver thereof.

ARTICLE 14.00 RULES AND REGULATIONS

14.01 *Purpose*

The Rules and Regulations are for the safety, benefit and convenience of all tenants and other persons in the Building.

14.02 *Observance*

Tenant shall at all times comply with, and shall cause its employees, agents, licensees and invitees to comply with, the Rules and Regulations.

14.03 *Modification*

Landlord may from time to time, for the purposes set out in Article 14.01, amend, delete from, or add to the Rules and Regulations, provided that any such modification shall be (i) not inconsistent with any other provision of this Lease; (ii) reasonable and have general application to substantially all tenants in the Building; and (iii) effective only upon delivery of a copy thereof to Tenant at the Premises.

14.04 *Non-Compliance*

Landlord shall use its reasonable efforts to secure compliance by all tenants of the Building and other persons with the Rules and Regulations from time to time in effect, but shall not be responsible to Tenant for failure of any person to comply with such Rules and Regulations.

ARTICLE 15.00 EXPROPRIATION

15.01 *Expropriation*

Landlord and Tenant will co-operate with each other regarding any expropriation of the Premises or the Building or any part of them so that each receives the maximum award to which it is entitled at law. To the extent any part of the Building or the Land other than the Premises is expropriated, the full proceeds accruing or awarded as a result thereof belong to Landlord and Tenant will abandon or assign to Landlord any rights that Tenant may have or acquire by operation of law to those proceeds or awards and will execute any documents that Landlord requires to give effect thereto.

ARTICLE 16.00 DAMAGE BY FIRE OR OTHER CASUALTY

16.01 *Limited Damage to Premises*

If all or part of the Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of the Architect, can be substantially repaired under applicable laws and governmental regulations within one hundred eighty (180) days from the date of such casualty (employing normal construction methods without overtime or other premium), Landlord shall, to the extent of insurance proceeds which it receives and to the extent that any mortgagee(s) entitled to be paid such insurance proceeds consents to the use of same, forthwith repair such damage other than damage to Leasehold Improvements and any other property that is not the responsibility of or is not owned by Landlord.

16.02 *Major Damage to Premises*

If all or part of the Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of the Architect, cannot be substantially repaired under applicable laws and governmental regulations within one hundred eighty (180) days from the date of such casualty (employing normal construction

methods without overtime or other premium), then Landlord may elect to terminate this Lease as of the date of such casualty by notice delivered to Tenant not more than ten (10) days after receipt of the Architect's opinion, failing which Landlord shall, to the extent of insurance proceeds which it receives and to the extent that any mortgagee(s) entitled to be paid such insurance proceeds consents to the use of same, forthwith repair such damage other than damage to Leasehold Improvements and any other property that is not the responsibility of or is not owned by Landlord. In executing repairs under this Article 16.00, Landlord may use new plans and specifications.

16.03 ***Abatement***

If Landlord is required to repair damage to the Premises under Articles 16.01 or 16.02, the Annual Rent, Taxes, Rental Taxes, utilities and Tenant's Proportionate Share of Operating Costs payable by Tenant shall be proportionately reduced to the extent that the Premises are rendered unusable by Tenant in its business, from the date of the casualty until five (5) days after completion by Landlord of the repairs to the Premises or until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business, whichever first occurs.

16.04 ***Major Damage to Building***

If the Building or its systems are damaged to such an extent that its operation is affected, or if twenty five percent (25%) or more of the Square Feet in the Building are damaged or destroyed, Landlord may elect to terminate this Lease as of the date of such damage (or on the date of notice if the Premises are unaffected by such casualty) by notice given to Tenant not more than sixty (60) days after the date of such casualty.

16.05 ***Limitation on Landlord's Liability***

Except as specifically provided in this Article 16.00, there shall be no reduction of Rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Premises. Notwithstanding anything contained herein, Rent payable by Tenant hereunder shall not be abated if the damage is caused by any act or omission of Tenant, its agents, servants, employees or anyone for whom Tenant is responsible at law, or any other person entering upon the Premises under express or implied invitation of Tenant.

ARTICLE 17.00 TRANSFERS BY LANDLORD

17.01 ***Sale, Conveyance and Assignment***

Nothing in this Lease shall restrict the right of Landlord to sell the Building or transfer, assign or otherwise deal with its title thereto or any interest therein, subject to the rights of Tenant under this Lease.

17.02 ***Effect of Sale, Conveyance or Assignment***

A sale, transfer or assignment of the Building or the title thereto or any interest therein shall operate to release Landlord from liability under this Lease, from and after the effective date thereof except as such may relate to the period prior to such effective date, and Tenant shall thereafter look solely to Landlord's successor in interest. The obligations of Tenant under this Lease shall not be affected by any such sale, transfer or assignment, and Tenant shall attorn to Landlord's successor in interest.

17.03 ***Subordination***

At the option of any mortgagee, chargee or other encumbrancer of the Lands ("Mortgagee"), or Landlord, this Lease shall be prior to, or shall be subject and subordinate in all respects to, any and all mortgages and deeds of trust now or hereafter placed on the Building or the Land. Tenant, on request by Landlord or Mortgagee and without cost to Landlord or Mortgagee, shall execute and deliver any and all instruments further evidencing such priority or subordination.

17.04 ***Attornment***

Subject to Article 17.05, if the interest of Landlord is transferred to any person (herein called a "Purchaser") by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust, or by delivery of a deed in lieu of such foreclosure or other proceedings, or if any Mortgagee shall take possession of the Building or the Premises Tenant shall, at the option of Purchaser or Mortgagee, immediately attorn to Purchaser or Mortgagee. Landlord may require Tenant, at Tenant's cost, to enter into an agreement in the form required by any Purchaser or Mortgagee to attorn to Purchaser or Mortgagee in order to give effect to what is stated above.

17.05 ***Effect of Attornment***

Upon attornment under Article 17.04 the obligations of Tenant under this Lease shall continue in full force and effect upon all the same terms, conditions and covenants in this Lease except that, after such attornment, Purchaser or Mortgagee shall not be:

(a) liable for any act or omission of Landlord;

(b) subject to any offsets or defenses which Tenant might have against Landlord; or

(c) bound by any prepayment by Tenant of more than one month's installment of Rent, or by any previous modification of this Lease, unless such prepayment or modification shall have been approved in writing by Purchaser or Mortgagee or any predecessor in interest except Landlord.

ARTICLE 18.00 NOTICES, ACKNOWLEDGEMENTS, AUTHORITIES FOR ACTION

18.01 ***Notices***

Any notice from one party to the other hereunder shall be in writing and shall be deemed duly given if delivered, if mailed by registered or certified mail or if sent by facsimile to: **the Tenant, to it at the Premises** (whether or not Tenant has departed from, vacated or abandoned same); or to Landlord, as the case may be, at 40 University Avenue, Suite 1200, Toronto, Ontario M5J 1T1, Attention: The President. Any notice shall be deemed to have been given at the time of delivery or, if mailed, three (3) days after the date of mailing thereof. Either party shall have the right to designate by notice, in the manner above set forth, a different address to which notices are to be mailed. No notice given by email or by other similar electronic means will be considered to have been given in writing.

18.02 ***Acknowledgements***

Tenant shall at any time and from time to time upon not less than ten (10) business days' prior notice from Landlord execute, acknowledge and deliver a written statement certifying:

(a) that this Lease is in full force and effect, subject only to such modifications (if any) as may be set out therein;

(b) that Tenant is in possession of the Premises and paying Rent as provided in this Lease;

(c) the dates (if any) to which Rent is paid in advance;

(d) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; and

(e) as to such other matters relating to this Lease or the Premises, as any building purchaser or mortgage lender, actual or prospective, may reasonably request.

Any such statement may be addressed to and relied upon by any such purchaser or lender. If Tenant fails to deliver such statement, Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance.

18.03 ***Authorities of Action***

Landlord may act in any matter provided for herein by its property manager and any other person who shall from time to time be designated in writing by Landlord to Tenant. Tenant acknowledges that if this Lease has been executed for and on behalf of, in the name of and with the authority of Landlord by the property manager then the covenants and agreements of Landlord are obligations of Landlord and its successors and assigns only and are not obligations personal to or enforceable against the property manager in its own right.

ARTICLE 19.00 DEFAULT

19.01 ***Interest and Costs***

Tenant shall pay to Landlord upon Landlord's written demand interest at a rate equal to the lesser of Prime plus five percent (5%) per annum and the maximum rate permitted by applicable law, on all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. Tenant shall indemnify Landlord against all costs and charges (including legal fees and disbursements on a solicitor and his client basis) incurred in enforcing payment thereof, and in obtaining possession of the Premises after default of Tenant or upon expiration or other termination of the Term of this Lease, or in enforcing any covenant, proviso or agreement of Tenant herein contained. On the second and all subsequent occurrences of default in the payment of Rent, Tenant shall pay to Landlord on demand in addition to the aforesaid interest a two hundred dollar ($200) administration fee.

19.02 ***Right of Landlord to Perform Covenants***

All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant without any abatement of Rent. If Tenant fails to perform any act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof from Landlord, Landlord may (but shall not be obligated so to do) perform such act without releasing Tenant from any of its obligations relative thereto. All sums paid or costs incurred by Landlord in so performing such acts under this Article 19.02, together with interest thereon at the rate set out in Article 19.01 and an administration fee of fifteen percent (15%) of all such costs, from the date each such payment was made or each such cost was incurred by Landlord, shall be payable by Tenant to Landlord on demand.

19.03 ***Events of Default***

If and whenever:

(a) the Rent hereby reserved is not paid in full when due, and such default continues for seven (7) days after the due date;

(b) the Lease or any goods, chattels or equipment of Tenant is seized, taken or exigible in execution or in attachment or if a writ of execution or enforcement is issued against Tenant;

(c) Tenant becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary dissolution, winding-up or liquidation proceedings or if a receiver is appointed for all or part of the business, property, affairs or revenues of Tenant, or if Tenant makes a proposal, arrangement or compromise with creditors;

(d) Tenant makes a bulk sale of its goods, moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises (other than in the normal course of its business) or ceases to conduct business from the Premises;

(e) Tenant fails to observe, perform and keep each of the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by Tenant (other than its covenant to pay Rent) and persists in such failure after ten (10) days' notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such breach would reasonably require more than ten (10) days to rectify, unless Tenant commences rectification within the ten (10) day notice period and thereafter promptly, effectively and continuously proceeds with the rectification of the breach); or

(f) Tenant purports to effect a Transfer other than in compliance with the provisions of this Lease,

then and in any of such events, the full amount of the current month's and the next ensuing three (3) months' installments of Rent shall immediately become due and payable and Landlord may immediately distrain for the same, together with any arrears then unpaid and at the option of Landlord, Landlord may terminate this Lease by giving notice thereof, and Landlord may without notice or any form of legal process whatsoever forthwith re-enter the Premises, anything contained in any statute or at law to the contrary notwithstanding, and may expel all persons and remove all property from the Premises and such property may be removed and sold or disposed of by Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost of Tenant without Landlord being considered guilty of trespass or conversion or becoming liable for any loss or damage which may be occasioned thereby, provided, however, that such termination shall be wholly without prejudice to the right of Landlord to recover arrears of Rent and damages for any default by Tenant hereunder. Should Landlord at any time terminate this Lease by reason of any such event, then, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur as a result of such termination. If Landlord re-enters and terminates this Lease and Tenant fails to remove its property within ten (10) days after notice requiring it to do so is given, Tenant will be deemed to have abandoned its property and Landlord will be entitled to retain it or dispose of it for Landlord's benefit. Tenant expressly waives the provisions of Section 19(2) of the *Commercial Tenancies Act* (Ontario) and any successor or replacement legislation or any similar legislation of the Province in which the Building is situated.

19.04 *Waiver of Exemption and Redemption*

Notwithstanding anything contained in any statute now or hereafter in force limiting or abrogating the right of distress, none of Tenant's goods, chattels or trade fixtures on the Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and upon any claim being made for such exemption by Tenant or on distress being made by Landlord this agreement may be pleaded as an estoppel against Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in any such statute, Tenant hereby waiving all and every benefit that could or might have accrued to Tenant under and by virtue of any such statute but for this Lease. In exercising its right to distrain, Landlord, in addition to the rights reserved to it, shall have the right:

(a) to enter the Premises by force or otherwise without being liable for any prosecution therefor;

(b) to change the locks on the Premises without re-entering the Premises or terminating this Lease in order to prevent the removal of the property to be distrained; and

(c) to levy distress after sunset and before sunrise.

19.05 ***Payments***

Notwithstanding any termination of this Lease, Landlord shall be entitled to receive Rent and all Rental Taxes up to the time of termination plus accelerated Rent as herein provided and damages including but not limited to (i) damages for the loss of Rent suffered by reason of this Lease having been prematurely terminated; (ii) the costs of reclaiming, repairing and re-leasing the Premises; and (iii) legal fees and disbursements on a solicitor and his client basis.

19.06 ***Remedies Cumulative***

No reference to or exercise of any specific right or remedy by Landlord shall prejudice or preclude Landlord from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other such remedy, but Landlord may from time to time exercise any one or more of such remedies independently or in combination.

19.07 ***Collateral Rights***

Tenant acknowledges that any right of first refusal, option to lease, right of first offer or other right to lease and any exclusive use restriction or similar restriction granted to it under this Lease is collateral in nature and not fundamental to this Lease. The remedies of Tenant in connection with any breach of such rights are limited to an action in damages and will not entitle Tenant to treat any breach of such rights as a repudiation or fundamental breach of this Lease by Landlord.

ARTICLE 20.00 MISCELLANEOUS

20.01 ***Relationship of Parties***

Nothing contained in this Lease shall create any relationship between the parties hereto other than that of landlord and tenant, and it is acknowledged and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in any business, or a joint venturer or a member of a joint or common enterprise with Tenant.

20.02 ***Consent Not Unreasonably Withheld or Delayed***

Except as otherwise specifically herein provided, whenever the consent, approval or authorization of Landlord or Tenant is required under the terms of this Lease, such consent or approval shall not be unreasonably withheld or delayed. Tenant's sole remedy if Landlord unreasonably withholds or delays its consent or approval if it is not entitled hereunder to do so shall be an action for specific performance, and Landlord shall not be liable for damages. If either party withholds any consent or approval, such party shall on written request deliver to the other party a written statement giving the reasons therefor, unless it is Landlord who has done so in its discretion.

20.03 ***Name of Building***

Landlord shall have the right, from time to time, to change the name, number or other designation of the Building.

20.04 ***Applicable Law and Construction***

This Lease shall be governed by and construed under the laws of the jurisdiction in which the Building is located, and its provisions shall be construed as a whole according to their common meaning and not strictly for or against Landlord or Tenant. The words Landlord and Tenant shall include the plural as well as the singular. If this Lease is executed by more than one person as tenant, Tenant's obligations hereunder shall be joint and several obligations. Time is of the essence of this Lease. The captions of the Articles are included for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

20.05 *Entire Agreement*

This Lease contains the entire agreement between the parties hereto with respect to the subject matter of this Lease. Tenant acknowledges and agrees that it has not relied upon any statement, representation, agreement or warranty except such as are set out in this Lease.

20.06 *Registration*

Subject to Article 17.03, Tenant may register notice of this Lease with the approval of Landlord which Landlord may in its sole discretion withhold, in which case either Tenant may register a caveat without attaching a copy, or disclosing any financial terms, of this Lease, or Landlord and Tenant shall enter into a short form lease prepared by Landlord and Tenant shall pay Landlord's cost on account thereof. Such short form shall be for the purpose only of enabling notice of this Lease to be registered and shall not affect the respective rights and obligations of the parties hereunder. Landlord may limit such registration to one or more parts of the Land. Upon the expiration or other termination of the Term Tenant shall forthwith discharge or otherwise vacate any such notice. If any part of the Land which in the opinion of Landlord is surplus is transferred, Tenant shall forthwith at the request of Landlord discharge or otherwise vacate any such notice as it relates to such part. If any part of the Land is made subject to any easement or right-of-way, Tenant shall forthwith at the request of Landlord postpone its registered interest to such easement or right-of-way.

20.07 *Amendment or Modification*

No amendment, modification, or supplement to this Lease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease.

20.08 *Construed Covenants and Severability*

All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate Article hereof. Should any provision of this Lease be or become invalid, void, illegal or not enforceable, it shall be considered separate and severable from this Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

20.09 *Planning Act*

It is an express condition of this Lease that the provisions of the *Planning Act* (Ontario) and amendments thereto be complied with, if necessary or any successor replacement legislation or any similar legislation of the Province in which the Building is situated.

20.10 *No Implied Surrender or Waiver*

No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by that party. Waiver of a breach by either party shall not prevent a subsequent act, which would have originally constituted a breach, from having all the force and effect of any original breach. Landlord's receipt of Rent with knowledge of a breach shall not be deemed a waiver of any breach. Landlord's failure to enforce against Tenant or any other tenant in the Building any of the Rules and Regulations shall not be deemed a waiver thereof. Nothing done by Landlord shall be deemed to be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless in writing signed by Landlord. The delivery of keys by Tenant to any of Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent due hereunder shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any cheque or any letter accompanying any cheque, or payment as Rent, be deemed an accord and satisfaction, and Landlord may accept such cheque or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy available to Landlord.

20.11 ***Application of Payments***

Regardless of any instruction from Tenant, or any written direction or any endorsement on any cheque, transmittal letter or any other form of communication purporting to direct otherwise, Landlord may apply any payment which it receives from Tenant against any amount owed to it by Tenant and if Landlord does not notify Tenant otherwise, each payment will be considered to be a payment on account of the Rent or Rental Taxes that have been unpaid the longest.

20.12 ***Successors Bound***

Except as otherwise specifically provided, the covenants, terms, and conditions contained in this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto as limited by this Lease.

20.13 ***Liability of Landlord***

In addition to the limitation on liability in Articles 16.05, 17.02 and elsewhere in this Lease, the liability of Landlord hereunder shall be limited to its interest in the Building from time to time. If there is more than one person constituting Landlord, the liability of each said person hereunder shall be several and be limited to its percentage interest in the Building.

20.14 ***Force Majeure***

Notwithstanding any other provision of this Lease, if Landlord or Tenant is, in good faith, delayed or prevented from doing anything required by this Lease, because of a strike, labour trouble, inability to obtain materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or any other similar reason, that is not the fault of the party delayed, the doing of the thing is excused for the period of the delay and the party delayed will do what was delayed or prevented within the appropriate period after the delay. The preceding sentence does not excuse Tenant from payment of Rent or Landlord from payment of amounts that it is required to pay, in the amounts and at the times specified in this Lease.

IN WITNESS OF THIS LEASE Landlord and Tenant have properly executed it as of the date set out on page one.

LANDLORD: **UNIVERSITY EQUITIES INC.**	**TENANT:** **STOCKGROUP MEDIA INC.**
Per: [signature] Name: D. VINCENT BROWN Title: VICE PRESIDENT, ASSET MANAGEMENT	Per: [signature] Name: MANOUSOS, CEO Title:
Per: [signature] Name: Julian R. Aziz Title: Authorized Signing Officer	Per: Name: Title:
I/We have the authority to bind the Corporation	I/We have the authority to bind the Corporation

SCHEDULE A

FLOOR PLANS SHOWING PREMISES CROSS-HATCHED


SUITE 1000
OCCUPIED
SUITE 1002
OCCUPIED
SUITE 1003
OCCUPIED
SUITE 1007
OCCUPIED
CRA= CERTIFIED RENTABLE AREA
40 UNIVERSITY AVENUE
TORONTO, ONTARIO
TENTH FLOOR
VACANCIES
N10
REDCLIFF

SCHEDULE B

40 University Avenue

SECTION 1.00 WORDS AND PHRASES

1.01 Definitions

In this Lease, including this Schedule:

(a) "Architect" means such firm of professional architects or engineers that Landlord may from time to time engage for the preparation of construction drawings for the Building or for general supervision of architectural and engineering aspects of it, and includes any consultant or consultants that Landlord, or the firm of professional architects or engineers Landlord engages, appoints, as long as the consultant or consultants act within the scope of their appointment and speciality.

(b) "Building" means those developments and improvements from time to time constructed on the Land and ~~is~~ the Building in which the Premises are located, and includes all portions of the development and improvements above or below grade.

(c) "Capital Tax" means the amount determined by multiplying each of the "Applicable Rates" by the Capital and totalling the products. "Capital" is the amount of capital which Landlord determines, without duplication, is invested from time to time by Landlord, the owner(s) of the Building and the Land, any company related to Landlord or the owner(s) within the meaning of the *Income Tax Act* (Canada), or all of them, in doing all or any of the following: acquiring, developing, expanding, redeveloping and improving the Building and the Land. Capital will not be increased by any financing or re-financing except to the extent that the proceeds are invested in doing all or any of the foregoing. "Applicable Rate" is the capital tax rate specified from time to time under any law which imposes a tax in respect of the capital of corporations and for greater certainty includes Large Corporations Tax levied under the *Income Tax Act* (Canada) as amended from time to time. Each Applicable Rate will be considered to be the rate that would apply if each of Landlord, the owners of the Building and the Land and the related companies referred to above were taxable corporations that employed no capital outside the Province in which the Land is located.

(d) "Common Areas" means at any time the total of those portions of the Land and Building designated by Landlord from time to time or not leased or designated for lease to tenants that Landlord provides for use in common by Landlord, Tenant, other tenants of the Building or their sublessees, agents, employees, customers, invitees or licensees, whether or not those areas are open to the general public or to all tenants of the Building, and includes, without limitation, the Delivery Facilities, the main entrance lobbies, passenger elevators, fire service and access corridors which are not exclusive to any tenant of the Building, the Parking Facilities, public washrooms and fixtures, chattels, systems, decor, signs, facilities or landscaping contained, maintained or used in connection with those areas, and are deemed to include city sidewalks abutting the Land and any pedestrian walkway system (either at, above or below grade), park or other facility open to the general public for which Landlord directly or indirectly is subject to obligations in its capacity as owner of the Land or Building, or both.

(e) "Delivery Facilities" means at any time those portions, if any, of the Common Areas in the Building or on the Land on or below grade designated by Landlord from time to time as facilities to be used for the purposes of loading, unloading, delivering, dispatching and holding of letters, packages, merchandise, goods and materials of any kind entering or leaving the Building and giving vehicular access to such portions of the Building, (if any).

(f) "Land" means those lands legally described as:

FIRSTLY:

Lot "F" according to a plan filed in the Land Registry Office for the Registry Division of Toronto (No. 64) as no. D-47, in the City of Toronto (formerly in the City of Toronto, Municipality of Metropolitan Toronto), which said parcel may be more particularly known and described as follows:

COMMENCING at the northeasterly angle of said Lot "F" now defined by the western face of the western wall of the brick building standing in 1928 on the parcel immediately to the east of the herein described parcel.

THENCE westerly along the northerly limit of said Lot "F" (being the southerly limit of Wellington Street West) 79 feet 10-3/4 inches to the northwesterly angle of said Lot "F" as defined by the easterly face of the easterly wall of the brick building standing in 1928 on the parcel immediately to the west of the herein described parcel ... the said angle being distant 35 feet 4-1/2 inches measured easterly along the southerly limit of Wellington Street from the easterly limit of a lane 14 feet in width adjoining the westerly limit of Lot "E" according to said Plan D-47.

THENCE southerly along the westerly limit of Lot "F" as defined by the easterly face of the last mentioned wall 156 feet 5 inches to the southwesterly angle of said Lot "F" ... the said angle being distant 35 feet 6-1/4 inches measured along the northerly limit of a lane from the aforesaid mentioned lane adjoining the westerly limit of Lot "E".

THENCE easterly along southerly limit of Lot "F" being the northerly limit of a lane 18 feet wide ... 80 feet 5 inches to the southeasterly angle of said Lot "F".

THENCE northerly along the easterly limit of said Lot "F" as defined in part by the westerly face of the westerly wall of the building immediately to the east of the herein described parcel ... 156 feet 6 inches to the point of commencement.

The westerly limit of University Avenue and the southerly limit of Wellington Street West as confirmed under the Boundaries Act by Plan BA-490 registered on October 29, 1973 as Instrument Number CT28695.

SECONDLY:

Part of Lot "G" according to a plan filed in the Land Registry Office for the Registry Division of Toronto (No. 64) as Number D-47 and part of Lot 2 according to a plan filed in the said Land Registry Office as Number 699E, in the City of Toronto (formerly in the City of Toronto, Municipality of Metropolitan Toronto) the boundaries of the said parcel of land being described as follows:

COMMENCING at the northeasterly angle of the said Lot 2 being the point of intersection of the southerly limit of Wellington Street West with the westerly limit of University Avenue;

THENCE westerly along the said southerly limit of Wellington Street West, 61 feet 10 inches more or less, to the westerly limit of the said Lot "G" as represented in part, in December, 1958, by the line of the westerly face of the westerly wall of the 5-storey brick building standing upon the said lands herein described;

THENCE southerly along the said line of westerly face of wall, to and along the site of the line of the easterly face of the easterly wall of a frame shed formerly standing upon the lands lying immediately to the west of the said lands herein described and representing in part, at the date hereinbefore last mentioned, the westerly limit of the said Lot "G", in all a distance of 156 feet 5-1/4 inches more or less, to the northerly limit of a lane;

THENCE easterly along the said northerly limit of lane, 78 feet 3 inches more or less, to the southeasterly angle of the said Lot 2 being a point in the westerly limit of University Avenue aforesaid;

THENCE northerly along the said westerly limit of University Avenue, 157 feet 5-1/2 inches more or less, to the point of commencement.

The westerly limit of University Avenue and the southerly limit of Wellington Street West as confirmed under the Boundaries Act by Plan BA-490 registered on October 29, 1973 as Instrument Number CT 28695.

As described in Instrument No. CA56425.

(g) "Normal Business Hours" means from 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding days that are legal or statutory holidays in the municipality in which the Building is located.

(h) "Parking Facilities" means those portions, (if any), of the Common Areas on or below street level designated by Landlord from time to time for vehicular parking.

SECTION 2.00 DETERMINATION OF OPERATING COSTS AND TAXES

2.01 Definitions

In this Lease:

(a) "Square Feet in the Building" means, as determined in accordance with the method of measurement set forth in Section 3.00, the aggregate of the gross leasable office areas of the Building calculated on a full floor tenancy basis in accordance with Section 3.01, and the retail areas calculated in accordance with Section 3.03. If, from time to time, there is a material change in the gross leasable space in the Building, (except as caused by a change in the ratio of single tenancy floors to multiple tenancy floors) "Square Feet in the Building" shall, from the effective date of the change until any further change, mean the number of square feet in the Building determined on completion of that change on the basis set out in Section 3.00.

(b) "Taxes" means the aggregate of all taxes, rates, charges, levies and assessments payable by Landlord accruing in respect of the calendar year in which each Fiscal Year begins and imposed by any competent taxing or assessing authority upon or in respect of the Building, the Land and all improvements therein or thereon. In determining Taxes, any corporate, income, excess profits and business tax imposed upon the income of Landlord and any other impost of a personal nature charged or levied against Landlord shall be excluded, except to the extent that it is levied in lieu of taxes, rates, charges, levies or assessments in respect of the Land or improvements thereon. Taxes shall in all instances be calculated on the basis of the Building being assessed as fully constructed, leased and occupied and taxed at the applicable occupied tax rates.

(c) "Tenant's Proportionate Share" means an amount determined by multiplying Operating Costs for the Fiscal Year by a fraction having as its numerator the Square Feet in the Premises and having as its denominator the Square Feet in the Building.

2.02 Determination of Operating Costs

"Operating Costs" means the aggregate of all costs in a Fiscal Year, calculated as if the Building were one hundred percent (100%) occupied by tenants throughout such Fiscal Year, established in accordance with generally accepted accounting principles and this Lease, without duplication and confirmed in a certificate of Landlord signed by a responsible representative thereof (without personal liability) equal to the sum of all direct and indirect costs reasonably incurred or charged by or on behalf of Landlord, whether or not paid, on either an accrual or cash basis, or in part on both, as Landlord may determine on account of the ownership, administration, operation, management, supervision, maintenance, repair and replacement of the Building and for services provided generally to tenants thereof, including, without limitation:

(a) amounts paid to, or reasonably attributable to the remuneration of, all personnel (whether on or off-site and whether employed by Landlord or a management company) involved in the ownership, administration, operation, management, maintenance, repair, replacement, security, supervision, landscaping or cleaning of the Building, including reasonable fringe benefits and other employment costs;

(b) auditing, accounting, legal and other professional and consulting fees and disbursements incurred in connection with the maintenance and operation of the Building, including those incurred with respect to the preparation of the statements required under the provisions of the Lease and costs of minimizing, contesting, or appealing assessment of Taxes (whether or not successful);

(c) the costs of:

(i) operating, maintaining, and repairing (major, minor or otherwise) the Building, and the systems, facilities and equipment serving the Building and of all replacements and modifications to the Building, and the systems, facilities and equipment serving the Building, including without limitation those made by Landlord in order to comply with laws or regulations or required by Landlord's insurance carrier or resulting from normal wear and tear to the Building, and the systems, facilities and equipment serving the Building;

(ii) providing, installing, modifying and upgrading energy conservation equipment and systems, life safety systems and telecommunication systems and equipment if any;

(iii) making alterations, replacements or additions to the Building intended to reduce Operating Costs, improve the operation of the Building and the systems, facilities and equipment serving the Building, or maintain their operation;

(iv) replacing machinery or equipment which by its nature requires periodic replacement; and

(v) providing any required deposits or security deposits for hydro or other utilities accounts.

all to the extent that such costs are fully chargeable in the Fiscal Year in which they are incurred in accordance with generally accepted accounting principles;

(d) depreciation or amortization of the costs referred to in part (c) determined in accordance with generally accepted accounting principles, if such costs have not been charged fully in the Fiscal Year in which they are incurred;

(e) interest on the undepreciated or unamortized balance of the costs referred to in part (d);

(f) a management fee equal to the greater (in respect of each Fiscal Year) of four percent (4%) of the gross revenue received or receivable by Landlord in respect of the Building and the Land in such Fiscal Year (excluding revenues under this Section 2.02 (f)) and fifteen percent (15%) of Operating Costs in such Fiscal Year (excluding costs under this Section 2.02 (f) Taxes and interest);

(g) Capital Taxes;

(h) Taxes (excluding the amounts payable by the Tenant pursuant to Section 2.08);

(i) all insurance maintained by the Landlord in respect of the Building and Land and its operation, including insurance for loss of Rent, and the amounts of losses incurred or claims paid below insurance deductible amounts; and

(j) market rental on all areas utilized by the Landlord or its manager for the operation and management of the Building.

2.03 Limitation on Operating Costs

In determining Operating Costs, the cost (if any) of the following shall be excluded, except as specifically provided in Section 2.02;

(a) major repairs that are required as a result of structural failure due to defective design or construction, but maintenance, to the foundation, columns, structural elements of sub-floors, bearing walls and roof (including the roof membrane or weather covering) of the Building shall be included as part of Operating Costs;

(b) interest on, and the capital retirement of debt;

(c) expenses relating to decorating or redecorating or renovating rentable space for tenants or occupants of the Building and costs relating to tenant inducements, allowances or similar expenses;

(d) all leasing expenses, real estate brokers fees, leasing commissions, advertising and space planners fees;

(e) changes made to accommodate specific requirements of specific tenants of the Building;

(f) cleaning costs, garbage removal and other costs which are peculiar to the premises of the retail tenants of the Building;

(g) repairs or maintenance done for the direct account of other tenants; and

(h) any increase in insurance premiums resulting from any special uses in the Building by other tenants;

2.04 Allocation

Where this Lease provides for the allocation, or the like, of costs or expenses or where an allocation of a part of some total or aggregate cost or expense is to be made to the Premises or to Tenant, any such allocation, or the like, is to be made by Landlord on a reasonable basis.

2.05 When Services are Not Provided

Notwithstanding Section 2.02, when and if any service which is normally provided by Landlord to some tenants of the Building:

(a) is not provided to Tenant under the specific terms of this Lease, in determining Operating Costs for the calculation of Tenant's Proportionate Share, Landlord shall exclude the costs of that service, except as any such costs relate to the Common Areas; or

(b) is not provided by Landlord in a significant portion of the Building, in determining Tenant's Proportionate Share, Landlord shall divide the cost of that service by the difference between the Square Feet in the Building and the number of square feet in the Building to which Landlord does not provide the service, both calculated on the basis set out in Section 3.00.

2.06 Shared Facilities, Services and Utilities

If any facilities, services or utilities:

(a) for the operation, administration, management, repair and maintenance of the Building are provided from another building or other buildings owned or operated by Landlord or its manager; or

(b) for the operation, administration, management, repair and maintenance of another building or other buildings owned or operated by Landlord or its manager are provided from the Building;

the net costs, charges and expenses therefor shall, for the purposes of Section 2.02, be allocated by Landlord, acting reasonably, between the Building and other building or buildings on a reasonable basis.

2.07 Partial Fiscal Year

If the Term commences after the beginning of a Fiscal Year or terminates before the end of it, any amount payable by Tenant to Landlord under Article 4.07 shall be adjusted proportionately and accordingly.

2.08 Taxes

If any portion of the Taxes are levied separately against the Premises by any competent taxing authority resulting in an allocation of a portion of the Taxes to the Tenant, whether payable by the Tenant or the Landlord, then the Tenant shall promptly pay such portion of the Taxes as directed by the Landlord together with any amounts payable under Section 2.02(h).

Notwithstanding the inclusion of certain Taxes in Operating Costs, if any of the Taxes are not levied separately against the Premises, then Landlord may in its sole and unfettered discretion, determine, allocate and adjust Taxes as among tenants and occupants of the Building. Nothing herein shall compel or require Landlord to adjust, continue to adjust or to make the same determination or allocation of Taxes from year to year or in any Fiscal Year.

SECTION 3.00 DETERMINATION OF SQUARE FEET IN PREMISES

3.01 Office Space - Single Tenancy Floors

The number of square feet of office space in the Premises on a single tenancy floor in the Building (if any) shall be measured and certified in accordance with the BOMA ANSI Z65.1 1996 measurement standard.

3.02 Office Space - Multiple Tenancy Floors

The number of square feet of office space in the Premises on a multiple tenancy floor in the Building, whether above or below grade, shall be measured and certified in accordance with the BOMA ANSI Z65.1 1996 measurement standard.

3.03 Retail Space

The number of square feet of retail space in the Premises, whether above or below grade, shall be measured and certified in accordance with the BOMA ANSI Z65.1 1996 measurement standard.

3.04 Measurement, Etc.

The Landlord shall cause the Square Feet in the Premises to be measured and certified by the Architect or by a qualified consultant, and the Square Feet in the Premises and the Annual Rent shall then be retroactively adjusted, if necessary, as a result of such measurement and certification.

SECTION 4.00 LOADING AND DELIVERY

4.01 The delivering, dispatching, holding, loading and unloading of letters, correspondence, packages, merchandise, goods and materials of any kind to the Premises or from them shall be done only at those times, and in such manner and through those elevators, entrances and corridors as Landlord designates from time to time.

4.02 Landlord accepts no liability and is hereby relieved and released by Tenant in respect of the operation of the Delivery Facilities, or the adequacy thereof, or of the acts or omissions of any person or persons engaged in the operation thereof, or in the acceptance, holding, handling, delivery or dispatch of any goods for or on behalf of Tenant, or for any claim of Tenant by reason of damage, loss, theft or acceptance, holding, handling, delivery or dispatch, or any error, negligence or delay therein.

4.03 Landlord may from time to time make and amend regulations for the orderly and efficient operation of the Delivery Facilities and may require the payment of reasonable charges for delivery services and demurrage provided by Landlord.

SECTION 5.00 ELECTRICITY AND SERVICES

5.01 Notwithstanding Article 6.02(c) of this Lease, Tenant shall be solely responsible for all direct and indirect costs relating to the provision of, or arising under the contract for the supply of, all electricity required in the Premises, whether or not separately metered. Tenant agrees that it shall not engage any person to provide utility services to the Premises. Electricity required for such heating, ventilation, and cooling of the Premises as are provided by Landlord under Article 6.02(a) of the Lease shall be assessed and paid as a part of Operating Costs.

5.02 If electricity is not separately metered to the Premises but is supplied to Tenant through a meter common to other tenants (or group of tenants) in the Building, then Landlord shall pay the cost of that electricity and (subject to Article 6.02 of this Lease) apportion that cost among all tenants supplied through that common meter. Upon receipt of Landlord's statement of apportionment, Tenant shall reimburse Landlord for the amount for which Tenant is shown by the statement to be liable, provided that Landlord may elect at any time by notice to Tenant to estimate the amount for which Tenant will be liable and require Tenant to pay that amount in monthly instalments simultaneously with Tenant's payments of Rent, in which case the provisions of Article 4.05 of this Lease shall apply. Tenant shall also pay to Landlord an administration fee equal to fifteen percent (15%) of the amounts payable by it under this Section.

SECTION 6.00 REDEVELOPMENT AND DEMOLITION

6.01 Relocation - Common Areas

Landlord may from time to time relocate or eliminate any Common Areas in whole or in part and may increase or reduce their dimensions provided that access by Tenant to the Premises from the elevator lobbies remains available.

6.02 Relocation - Premises

(a) The Landlord shall have the right to relocate the Premises to other premises within the Building having approximately the same area as the Premises provided that:

(b) after the Commencement Date, such right shall be exercised by giving not less than sixty (60) days' notice in writing to the Tenant;

(c) if Landlord relocates the Premises prior to the Commencement Date, it shall reimburse the Tenant for all expenses already incurred by the Tenant in preparing to move into the Premises to the extent that such expenditure is for items or materials not usable in the alternate premises;

(d) in no case will the Tenant be reimbursed or compensated for indirect costs including overhead, overtime charges or loss of profits and Tenant will minimize costs by re-using all fixtures and trade fixtures from the Premises where it is feasible to do so in the relocated premises; and

(e) all terms and conditions of this Lease shall apply with respect to the relocated premises for the remainder of the Term.

6.03 Redevelopment

Landlord may construct additional improvements on the Land or on any adjacent land, may renovate the Building and may add storeys to the Building. Neither the construction or the demolition by either Landlord or any other person of any improvement on either the Land or any land adjacent thereto or within the Building nor the noise, dust, vibration or other inconvenience or the reduction of light, air or view occasioned by such construction or demolition shall affect the obligations of Tenant or result in any liability of Landlord.

6.04 Demolition

Notwithstanding anything contained in this Lease, Landlord may terminate this Lease at any time if it is Landlord's intention to demolish or substantially renovate the Building. Landlord will give Tenant not less than six (6) calendar months' notice of such termination.

SCHEDULE C

RULES AND REGULATIONS

1. Security

Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, finishings or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relative thereto.

2. Locks

Landlord may from time to time install and change locking mechanisms on entrances to the Building, common areas thereof, and the Premises, and (unless 24 hour security is provided by the Building) shall provide to Tenant a reasonable number of keys and replacements therefor to meet the bona fide requirements of Tenant. In these rules "keys" include any device serving the same purpose. Tenant shall not add to or change existing locking mechanisms on any door in or to the Premises without Landlord's prior written consent. If with Landlord's consent, Tenant installs lock(s) incompatible with the Building master locking system:

(a) Landlord, without abatement of Rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereto,

(b) Tenant shall indemnify Landlord against any expense as a result of forced entry thereto which may be required in an emergency, and

(c) Tenant shall at the end of the Term and at Landlord's request remove such lock(s) at Tenant's expense.

3. Return of Keys

At the end of the Term, Tenant shall promptly return to Landlord all keys for the Building and Premises which are in possession of Tenant.

4. Windows

Tenant shall observe Landlord's rules with respect to maintaining window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screens, drapes, covers or other materials on or at any window in the Premises without Landlord's prior written consent. Tenant shall ensure that window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

5. Repair, Maintenance, Alterations and Improvements

Tenant shall carry out Tenant's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

6. Water Fixtures

Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

7. ***Personal Use of Premises***

The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

8. ***Heavy Articles***

Tenant shall not place in or move about the Premises without Landlord's prior written consent any safe or other heavy article which in Landlord's reasonable opinion may damage the Building, and Landlord may designate the location of any heavy articles in the Premises.

9. ***Carpet Pads***

Intentionally deleted.

10. ***Bicycles, Animals***

Tenant shall not bring any animals or birds into the building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

11. ***Deliveries***

Tenant shall ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused by any person making such deliveries.

12. ***Furniture and Equipment***

Tenant shall ensure that furniture and equipment being moved into or out of the Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and by movers or a moving company approved by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused thereby.

13. ***Solicitations***

Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

14. ***Food and Beverages***

Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors stairwells, balconies or other common areas for any such purpose. Except with Landlord's prior written consent and in accordance with arrangements approved by Landlord, Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages.

15. ***Refuse***

Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts and shafts of the Building, free of all refuse.

16. *Obstructions*

Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells, balconies or other common areas of the Building, or use such locations for any purpose except access to and exit from the Premises without Landlord's prior written consent. Landlord may remove at Tenant's expense any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

17. *Dangerous or Immoral Activities*

Tenant shall not make any use of the Premises which involves the danger of injury to any person, nor shall the same be used for any immoral purpose.

18. *Proper Conduct*

Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

19. *Employees, Agents and Invitees*

In these Rules and Regulations, Tenant includes the employees, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

SCHEDULE D

SUPPLEMENTAL TERMS AND CONDITIONS

1. OPTION TO EXTEND

Provided the Tenant is Stockgroup Media Inc., is not in default of the terms under this Lease, is itself in physical occupancy of the whole of the Premises, and has given the Landlord written notice not less than six (6) months and not more than nine (9) months prior to the end of the Term, the Tenant will have an option to extend this Lease for a further period of five (5) years (the "Extended Term") on the same terms as this Lease, except that:

(a) there will be no Early Occupancy Period, Space Plan Allowance, Leasehold Allowance or any other inducement;

(b) there will be no further option to extend; and

(c) the Annual Rent for the Extended Term will be the then current prevailing extension rent for the Building at the time the option to extend is exercised by the Tenant (the "Prevailing Rent"). The Prevailing Rent shall be negotiated in good faith by the parties and failing agreement within three (3) months after the delivery of the Tenant's notice of extension, same shall be determined by arbitration in accordance with the Arbitration Act, Ontario.

2. LANDLORD'S WORK

The Tenant will lease the Premises on an "as is" basis.

3. SPACE PLAN ALLOWANCE

The Landlord shall, at its own cost and expense, provide one (1) preliminary space plan for the initial space requirement plus one (1) revision to a maximum fee of Ten Cents ($0.10) per square foot of the rentable area of the Premises.

4. LEASEHOLD ALLOWANCE

Provided the Tenant is not in default of the terms under this Lease, the Landlord will pay to the Tenant a leasehold allowance in the amount equal to Twenty Dollars ($20.00) per square foot of the rentable area of the Premises (the "Leasehold Allowance") towards the cost of the Tenant's Leasehold Improvements. Payment of the Leasehold Allowance will be made on the latest of the following:

(a) the Commencement Date;

(b) receipt, by the Landlord from the Tenant, of construction invoices for the Tenant's Leasehold Improvements along with a statutory declaration that all invoices have been paid in full and that there are no outstanding liens; and

(c) execution of this Lease by the Tenant in a form acceptable to the Landlord.

Should the cost of the Tenant's Leasehold Improvements be less than the full amount of the Leasehold Allowance, the unused portion of the Leasehold Allowance shall be applied towards Rent as it falls due.

If the Tenant is in default of the terms under this Lease after the receipt of the Leasehold Allowance, then in addition to any other rights and remedies the Landlord may have under this Lease or at law, the Tenant shall forthwith repay the Leasehold Allowance to the Landlord, as Additional Rent.